Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard
April 24, 2006		Liberty Property Trust
610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
FIRST QUARTER RESULTS
Malvern, PA — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $1.01 per share for the quarter ended March 31, 2006, compared to $.52 per share (diluted) for the quarter ended March 31, 2005. Net income for the first quarter of 2006 includes gains on the sale of properties of $59.6 million, or $.66 per share.
Funds from operations available to common shareholders (diluted) (“FFO”) for the first quarter of 2006 was $.77 per share, compared to $.81 per share for the first quarter of 2005. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“During the quarter, we executed our expanded disposition plan rigorously, and this execution has resulted in acceleration in both the timing and projected volume of sales for 2006. We now expect our 2006 sales activity to be nearly double previous projections,” said Bill Hankowsky, Liberty’s chairman and chief executive officer. “Real estate markets continue to strengthen. We are pleased that in the first quarter we saw same store growth turn positive, but this progress is clearly slow and will only begin contributing to earnings in a meaningful way toward the end of the year. We are therefore updating previously issued guidance for 2006 funds from operations to a new range of $3.10 — $3.20.”
Real Estate Investments
Dispositions: During the first quarter, Liberty sold 13 properties containing 1.9 million square feet, and two acres of land for $157.0 million. The properties sold consist of a one million square foot distribution building in Philadelphia, Pennsylvania; two office buildings in the western suburbs of Philadelphia; four office and flex buildings totaling 132,000 square feet in Newport News, Virginia and a six-building flex/warehouse portfolio totaling 633,000 square feet in the Richmond, Virginia area.
Development: During the first quarter, Liberty brought into service four development properties totaling 780,000 square feet. At quarter-end the properties were 91.6% leased at a yield of 7.8% on the company’s investment of $46.7 million. They are expected to produce a stabilized yield of 9.6%.
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LRY First Quarter 2006 Results

During the first quarter, Liberty committed to the development of two properties totaling 143,000 square feet, with an expected total investment of $9.8 million. The properties consist of a 96,000 square foot flex project in Greenville, South Carolina and a 47,000 square foot flex project in Orlando, Florida, which is 100% pre-leased to Universal Technical Institute of Phoenix. In addition, a joint venture in which Liberty holds a 50% interest began construction on a 54,000 square foot office project in Manchester, United Kingdom. The total investment in this project is projected to be $22 million.
During the quarter, the company also announced it will be purchasing a convention center in Fort Washington, Pennsylvania, for redevelopment into 450,000 square feet of offices for GMAC Mortgage Corporation. The development is expected to commence when the property is purchased, late in the second quarter.
As of March 31, Liberty had 5.0 million square feet under development. These properties were 37.8% leased, and Liberty expects to earn a return of 9.0% on its total investment of $814.1 million.
Acquisitions: During the first quarter, Liberty acquired six properties for a total investment of $33.8 million. These properties, which contain 610,000 square feet, are 97.1% leased, with a current yield of 8.7% and a projected stabilized yield of 9.1%.
Portfolio Performance
Leasing: At March 31, 2006, Liberty’s in-service portfolio of 63.9 million square feet was 91.6% occupied.
Same Store Performance: Property level operating income for same store properties increased by .7% on a cash basis and on a straight line basis for the first quarter of 2006 compared to the same quarter in 2005.
Subsequent Events
On April 13, Liberty announced that it has sold an 80% interest in Comcast Center, a 1.2 million square foot office development project in Philadelphia, to Commerzbank AG. The transaction values the property at $505 million.
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LRY First Quarter 2006 Results

Earnings Outlook
Based on increased sales projections, Liberty is updating previously-issued earnings guidance. Liberty now expects to report funds from operations for 2006 in the range of $3.10-$3.20 per share. A reconciliation of FFO to GAAP net income is below:

	2006 Range
	Low	High
Projected net income per share	$2.41	$2.75
Depreciation and amortization of unconsolidated joint ventures	0.02	0.02
Depreciation and amortization	1.55	1.55
Gain on property dispositions	(0.85)	(1.10)
Minority interest share of addbacks	(0.03)	(0.02)

Projected funds from operations per share	$3.10	$3.20
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 64 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investor section of the Company’s web site at www.libertyproperty.com. The first quarter supplemental package will be available on-line the morning of April 25, 2006. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.
Liberty will host a conference call during which management will discuss first quarter results, on Tuesday, April 25, 2006, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 6921803. The call can also be accessed live via the Internet on the Investor Relations page of Liberty’s web site at www.libertyproperty.com for one week following the call.
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LRY First Quarter 2006 Results

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Balance Sheet
March 31, 2006
(In thousands, except share amounts)

	March 31, 2006	December 31, 2005
	(Unaudited)
Assets
Real estate:
Land and land improvements	$638,838	$629,962
Building and improvements	3,722,988	3,730,481
Less: accumulated depreciation	(766,465)	(748,818)

Operating real estate	3,595,361	3,611,625

Development in progress	353,190	324,924
Land held for development	167,876	158,653

Net real estate	4,116,427	4,095,202

Cash and cash equivalents	43,133	61,629
Restricted cash	19,376	29,085
Accounts receivable	27,692	14,761
Deferred rent receivable	70,144	72,818
Deferred financing and leasing costs, net of accumulated amortization (2006, $112,472; 2005, $106,752)	119,098	121,085
Investment in unconsolidated joint ventures	34,416	33,522
Assets held for sale	—	12,654
Prepaid expenses and other assets	71,849	56,773

Total assets	$4,502,135	$4,497,529

Liabilities
Mortgage loans	$217,837	$238,728
Unsecured notes	1,755,000	1,755,000
Credit facility	245,000	255,450
Accounts payable	35,905	32,919
Accrued interest	26,766	34,892
Dividend payable	56,772	56,490
Other liabilities	147,923	161,735

Total liabilities	2,485,203	2,535,214

Minority interest	254,829	253,133

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 191,200,000 shares authorized, 88,858,042 (includes 59,100 in treasury) and 88,415,764 (includes 59,100 in treasury) shares issued and outstanding as of March 31, 2006 and December 31, 2005, respectively	88	88
Additional paid-in capital	1,815,713	1,799,068
Accumulated other comprehensive income	10,361	9,906
Distributions in excess of net income	(62,732)	(98,553)
Common shares in treasury, at cost, 59,100 shares as of March 31, 2006 and December 31, 2005, respectively	(1,327)	(1,327)

Total shareholders’ equity	1,762,103	1,709,182

Total liabilities & shareholders’ equity	$4,502,135	$4,497,529

Liberty Property Trust
Statement of Funds From Operations
March 31, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2006		March 31, 2005
		Per		Per
		Weighted		Weighted
		Average		Average
	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$90,427	$1.02	$45,601	$0.53

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	553		366
Depreciation and amortization	36,591		34,698
Gain on property dispositions	(59,646)		(8,867)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	857		(1,024)

Funds from operations available to common shareholders — basic	$68,782	$0.78	$70,774	$0.82

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$90,427	$1.01	$45,601	$0.52

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	553		366
Depreciation and amortization	36,591		34,698
Gain on property dispositions	(59,646)		(8,867)
Minority interest excluding preferred unit distributions and excess of preferred redemption over carrying amount	3,582		1,855

Funds from operations available to common shareholders — diluted	$71,507	$0.77	$73,653	$0.81

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	88,326		85,867
Dilutive shares for long term compensation plans	1,550		1,407

Diluted shares for net income calculations	89,876		87,274
Weighted average common units	3,518		3,666

Diluted shares for funds from operations calculations	93,394		90,940

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REIT’s since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Statement of Operations
March 31, 2006
(Unaudited and in thousands, except per share amounts)

	Quarter Ended
	March 31, 2006	March 31, 2005
	(Unaudited)
Operating Revenue
Rental	$117,940	$113,585
Operating expense reimbursement	50,838	48,430

Total operating revenue	168,778	162,015

Operating Expenses
Rental property	36,894	37,334
Real estate taxes	17,664	15,592
General and administrative	10,019	8,290
Depreciation and amortization	36,693	33,187

Total operating expenses	101,270	94,403

Operating Income	67,508	67,612

Other Income/Expense
Interest and other	1,951	1,892
Interest	(32,052)	(30,272)

Total other income/expense	(30,101)	(28,380)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	37,407	39,232
Gain on property dispositions, including impairment	45	(280)
Income taxes	(375)	(534)
Minority interest	(4,691)	(4,139)
Equity in earnings of unconsolidated joint ventures	175	2,020

Income from continuing operations	32,561	36,299

Discontinued operations net of minority interest (including net gain on property dispositions of $59,530 and $7,051 for the quarters ended March 31, 2006 and 2005)	57,866	9,302

Net Income	$90,427	$45,601

Basic income per common share
Continuing operations	$0.36	$0.42

Discontinued operations	$0.66	$0.11

Total basic income per common share	$1.02	$0.53

Diluted income per common share
Continuing operations	$0.37	$0.41

Discontinued operations	$0.64	$0.11

Total diluted income per common share	$1.01	$0.52

Weighted average shares
Basic	88,326	85,867

Diluted	89,876	87,274